UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 17, 2014

 ____________________

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

____________________

Bermuda	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM 1179, Hamilton HM EX, Bermuda

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 21, 2014, Energy XXI (Bermuda) Limited (the “Parent”) announced that the requisite holders of the 8.250% Senior Notes due 2018 (the “Notes”) of EPL Oil & Gas, Inc. (“EPL”) had consented to certain proposed amendments to certain definitions (the “Proposed COC Amendments”) set forth in the Indenture, dated as of February 14, 2011, by and among EPL, the guarantors party thereto, and U.S. Bank National Association, as trustee, as described in the Consent Solicitation Statement dated April 7, 2014 (the “Statement”) and in the accompanying Consent Letter.

As of 5:00 p.m., New York City time, on April 17, 2014, Parent had received valid consents from holders of an aggregate principal amount of $484,098,000 of the Notes. Subject to the terms and conditions set forth in the Statement, the Parent will make an aggregate cash payment equal to $2.50 per $1,000 principal amount of Notes for which consents to the Proposed COC Amendments are validly delivered and unrevoked (the “Consent Fee”) to the Paying Agent (as defined in the Statement) on behalf of the holders who delivered such valid and unrevoked consents to the Proposed COC Amendments on or prior to the Expiration Date (as defined in the Statement).

A copy of the press release announcing the results of the consent solicitation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release of Energy (XXI) Bermuda Limited, dated April 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI (Bermuda) Limited

	By:	/s/ David West Griffin
David West Griffin
April 21, 2014		Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release of Energy XXI (Bermuda) Limited